UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	45-2069276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Broad Street, Newark, New Jersey 07102
(Address of principal executive offices, zip code)

(973) 438-3500
 (Registrant’s telephone number, including area code)

With copies to:

Genie Energy Ltd. 520 Broad Street Newark, New Jersey 07102 Attention: Claude Pupkin	Dov T. Schwell, Esq. c/o Schwell Wimpfheimer & Associates LLP 1430 Broadway, Suite 1615 New York, NY 10018 (646) 328-0795

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which registered
N/A	N/A

Securities registered pursuant to section 12(g) of the Act:
Class B common stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Executive Summary” and “Business”

1A.	Risk Factors	“Risk Factors”

2.	Financial Information	“Unaudited Pro Forma Consolidated Financial Data;” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Executive Summary” and “Business”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	“Our Relationship with IDT After the Spin-Off and Related Person Transactions”

8.	Legal Proceedings	“Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Executive Summary;” “Risk Factors;” “The Spin-Off;” “Dividend Policy;” and “Description of Our Capital Stock”

10.	Recent Sale of Unregistered Securities	None

11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	“Description of Our Capital Stock;” and “Our Relationship with IDT After the Spin-Off and Related Person Transactions”

13.	Financial Statements and Supplementary Data including the Consolidated Financial Statements	“Unaudited Pro Forma Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Consolidated Financial Statements”

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits
“Unaudited Pro Forma Consolidated Financial Data”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; “Index to Financial Statements” and the financial statements referenced therein

(a)           List of Financial Statements

The following historical and pro forma consolidated financial statements of Genie Energy Ltd. are included in the information statement and filed as part of this registration statement on Form 10:

(1)
Audited Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm on consolidated balance sheets as of July 31, 2011 and 2010,andthe related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended July 31, 2011;

(2)	Condensed Consolidated Pro Forma Balance Sheet as of July 31, 2011 (unaudited);

(3)	Condensed Consolidated Pro Forma Statements of Operations for the year ended July 31, 2011 (unaudited); and

(4)	Audited Financial Statements for Significant Subsidiary (American Shale Oil, LLC).

(b)           Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between IDT Corporation and Genie Energy Ltd.
3.1	Certificate of Incorporation of Genie Energy Ltd.
3.1.A	Amended and Restated Certificate of Incorporation of Genie Energy Ltd.
3.2	By-Laws of Genie Energy Ltd.
3.2.A	Amended By-Laws of Genie Energy Ltd.
4.1	Specimen common stock certificate of Genie Energy Ltd.
*10.1	2011 Stock Option and Incentive Plan
10.2	Form of Transition Services Agreement
10.3	Form of Tax Separation Agreement
10.4	Preferred Supplier Agreement between IDT Energy, Inc. and BP Energy Company, dated June 29, 2009, as amended
*10.5	Employment Agreement, effective as of October 28, 2011, between Genie Energy Ltd. and Howard Jonas
*10.6	Employment Agreement, effective as of October 28, 2011, between Genie Energy Ltd. and Claude Pupkin
*10.7	Employment Agreement, effective as of October 28, 2011, between Genie Energy Ltd. and Avi Goldin
21.1	List of Subsidiaries of Genie Energy Ltd.
23.1	Consent of Zwick and Banyai, PLLC
23.2	Consent of Zwick and Banyai, PLLC
99.1	Preliminary Information Statement of Genie Energy Ltd., subject to completion, dated October 27, 2011
99.2	Index to Audited Financial Statements for Significant Subsidiary (American Shale Oil, LLC)
99.3	Consent of Prospective Director – W. Wesley Perry
99.4	Consent of Prospective Director – Alan Rosenthal
99.5	Consent of Prospective Director – Allan Sass

__________________________
* Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GENIE ENERGY LTD.

Dated: October 27, 2011	By:	/s/ Claude A. Pupkin
	Name	Claude A. Pupkin
	Title	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between IDT Corporation and Genie Energy Ltd.
3.1	Certificate of Incorporation of Genie Energy Ltd.
3.1.A	Amended and Restated Certificate of Incorporation of Genie Energy Ltd.
3.2	By-Laws of Genie Energy Ltd.
3.2.A	Amended By-Laws of Genie Energy Ltd.
4.1	Specimen common stock certificate of Genie Energy Ltd.
*10.1	2011 Stock Option and Incentive Plan
10.2	Form of Transition Services Agreement
10.3	Form of Tax Separation Agreement
10.4	Preferred Supplier Agreement between IDT Energy, Inc. and BP Energy Company, dated June 29, 2009, as amended
*10.5	Employment Agreement, effective as of October 28, 2011, between Genie Energy Ltd. and Howard Jonas
*10.6	Employment Agreement, effective as of October 28, 2011, between Genie Energy Ltd. and Claude Pupkin
*10.7	Employment Agreement, effective as of October 28, 2011, between Genie Energy Ltd. and Avi Goldin.
21.1	List of Subsidiaries of Genie Energy Ltd.
23.1	Consent of Zwick and Banyai, PLLC
23.2	Consent of Zwick and Banyai, PLLC
99.1	Preliminary Information Statement of Genie Energy Ltd., subject to completion, dated October 27, 2011
99.2	Index to Audited Financial Statements for Significant Subsidiary (American Shale Oil, LLC)
99.3	Consent of Prospective Director – W. Wesley Perry
99.4	Consent of Prospective Director – Alan Rosenthal
99.5	Consent of Prospective Director – Allan Sass
_________________________
* Management contract or compensatory plan or arrangement